Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 14, 2007 by and among Omniture, Inc., a Delaware corporation (the “Purchaser”), and each of the holders of the issued share capital of Touch Clarity Ltd. (a company registered in England and Wales with company number 04395864 (the “Company”), set forth on Exhibit A hereto (each individually a “Shareholder” and collectively the “Shareholders”).
RECITALS
     A. The Purchaser and the Shareholders have entered into, or have otherwise become bound by the terms and conditions of, a Share Purchase Agreement dated February 14, 2007 (the “Purchase Agreement”) pursuant to which the Shareholders may receive shares of Purchaser Common Stock as partial consideration for their Shares following the Closing.
     B. The Purchaser and Shareholders desire to enter into this Agreement to set forth the various registration rights and obligations relating to the shares of Purchaser Common Stock that may be acquired by the Shareholders following the Closing.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement:
          (a) “Agreement” is defined in the Preamble to this Agreement.
          (b) “Company” is defined in the Preamble to this Agreement.
          (c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (d) “Holder” shall mean any Shareholder holding Registrable Shares.
          (e) “Indemnified Person” is defined in Section 8(c).
          (f) “Indemnifying Person” is defined in Section 8(c).
          (g) “Permitted Window” shall mean the period during which the Holders are entitled to sell Registrable Securities pursuant to a registration statement under Section 2 of this Agreement. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence immediately after the end of a Quarterly Black-Out Period, and shall (ii) terminate immediately prior to the commencement of a Quarterly Black-Out Period, unless the Holders receive notice from the Purchaser to the contrary in accordance with Section 2(b).
          (h) “Prospectus” is defined in Section 2(c).
          (i) “Purchaser” is defined in the Preamble to this Agreement.
          (j) “Quarterly Black-Out Period” means the period commencing on the 16th day prior to the end of the last day of each of the Purchaser’s fiscal quarters and terminating at the start of the second full trading day after the Purchaser publicly announces its results for such fiscal quarter.
          (k) “Registrable Shares” shall mean the shares of Purchaser Common Stock issued to the Holders as a portion of the Additional Payment Amount, if any, and any other securities issued by the Purchaser as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares; provided, however, that Registrable Shares shall not include shares of Purchaser Common Stock that have been disposed of pursuant to a registration statement under the Securities Act (including the Registration Statement contemplated by the Purchase Agreement) or that can be sold in any consecutive 90-day period without registration in accordance with Rule 144 promulgated under the Securities Act.
          (l) “Registration Expenses” is defined in Section 5.
          (m) “Registration Statement” is defined in Section 2(a).
          (n) “Registration Termination Time” shall mean shall mean 5:00 PM United States Mountain Time on the date that is the twelve-month anniversary of the date on which the Registration Statement is declared effective by the SEC, subject to such longer period as set forth in Section 3(d).
          (o) “Purchase Agreement” is defined in the Recitals to this Agreement.
          (p) “SEC” means the Securities and Exchange Commission.
          (q) “Securities Act” means the Securities Act of 1933, as amended.
          (r) “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.
     2. Registration of Purchaser Common Stock.
          (a) In the event a Determination Notice is delivered to the Shareholder Representative pursuant to Section 1.2(c)(i) of the Purchase Agreement setting forth an allocation of the Additional Payment Amount between cash and Purchaser Common Stock, the Purchaser agrees to file with the SEC a registration statement covering all of the Registrable Shares on Form S-3 pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving any underwritten public offering (the “Registration Statement,” which term shall include any amendments, supplements or exhibits thereto) covering the resale on a delayed or continuous basis or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving any underwritten public offering.
          (b) The Purchaser shall use reasonable commercial efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable following filing, but in no event later than November 30, 2007 (which date shall be extended to the extent of any delays required to amend the Registration Statement to reflect any transfers of Registrable Shares effected in accordance with Section 7 below). Following the date the Registration Statement is declared effective, the Holders shall be permitted, subject to Section 3 below and the other terms of this Agreement, to offer and sell Registrable Shares in the manner described in the Registration Statement during the period of its effectiveness; provided, however, that, following the six-month anniversary of the effective date of the Registration Statement, the Holders shall, subject to Section 3, be permitted, to offer and sell Registrable Shares solely during a Permitted Window. Subject to Section 3, the Purchaser shall use reasonable commercial efforts to cause the Registration Statement to remain effective until the earliest to occur of: (i) the Registration Termination Time; (ii) the date that all of the Registrable Shares have been sold; or (iii) the first date upon which all the Registrable Shares covered by the Registration Statement have been disposed of pursuant to a registration statement under the Securities Act or that can be sold in any consecutive ninety (90) day period pursuant to Rule 144 without registration under the Securities Act.
          (c) The Purchaser shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder, without charge, such number of copies of the Registration Statement, the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) (the “Prospectus”) and, as requested by the Holders, any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.
          (d) The Purchaser shall, as promptly as practicable, notify the Holders of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement with respect to the Holders’ Registrable Shares or the receipt of notice of the initiation of any proceedings for that purpose. The Purchaser shall use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest practicable time. The Purchaser shall promptly notify the Holders of any request by the SEC for any amendment or supplement to, or additional information in connection with, the Registration Statement (or prospectus relating thereto). The Purchaser shall promptly notify the Holders of the filing of the Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.
     3. Limitations and Qualification. Notwithstanding anything in this Agreement to the contrary, the Purchaser’s obligations and the Holders’ rights under Section 2 and Section 4 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Purchaser.

          (a) The Purchaser shall not be required to register the Registrable Shares acquired by any Holder if such Holder (i) has not completed, executed and delivered this Agreement and a Securities Compliance Certificate (including an amended and restated Securities Compliance Certificate re-executed at a later date upon Purchaser’s request) reasonably requested by the Purchaser and (ii) does not provide all such other information and materials to the Purchaser and take all such actions as may be reasonably required in order to permit the Purchaser to comply with all applicable requirements of the SEC, the Securities Act, the Exchange Act and applicable “blue sky” laws or to obtain any desired acceleration of the effective date of the Registration Statement.
          (b) Immediately upon the receipt by a Holder of notice of a stop order or suspension of qualification pursuant to Section 2(d), such Holder shall cease to offer and sell any Registrable Shares pursuant to the Registration Statement in the jurisdiction to which such stop order or suspension relates.
          (c) Following the six-month anniversary of the effective date of the Registration Statement, the Holders will sell Registrable Shares pursuant to the Registration Statement only during a Permitted Window.
          (d) Notwithstanding any other provisions of this Agreement, the Purchaser may, by written notice to the Holders, postpone the filing or the effectiveness of the Registration Statement or, if the Registration Statement has already been declared effective, to suspend further offers and sales of Registrable Shares pursuant to the Registration Statement whenever, and for so long as, the Purchaser determines in good faith that it would reasonably likely materially interfere with a bona fide business or financing transaction of the Purchaser, would require premature disclosure of information (the premature disclosure of which could materially and adversely affect the Purchaser) or would otherwise be seriously detrimental to the Purchaser or its stockholders, to file or maintain the effectiveness of a Registration Statement covering the Registrable Shares or to not suspend offers and sales under the Registration Statement. Each Holder agrees that, upon any such notice from the Purchaser suspending offers and sales under the Registration Statement, such Holder shall forthwith cease to offer or sell any Registrable Shares pursuant to the Registration Statement. As promptly as practicable following the termination of the circumstance which entitled the Purchaser to suspend the use of the Registration Statement, the Purchaser shall take such actions as may be necessary to permit offers and sales pursuant to the Registration Statement and to give written notice to the Holders to the effect that the Holders may resume offers and sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Purchaser shall enclose such revised prospectus with the notice to the Holders given pursuant to this Section 3(d), and the Holders shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised Prospectus. The Purchaser need not specify the nature of the event giving rise to any such postponement or suspension in any notice to the Holders and the Holders agree to treat and keep the existence of or reasons for such postponement or suspension, as the case may be, strictly confidential. Notwithstanding anything to the contrary herein, the Purchaser shall not exercise its rights under this Section 3(d) to postpone the filing of the Registration Statement and/or suspend offers or sales of Registrable Shares under the Registration Statement more than twice in any twelve (12) month period and the Registration Termination Time shall be extended by that period of time equal to the period of time the Registration Statement was suspended.
          (e) The obligations of the Purchaser to take the actions contemplated by Section 2 and Section 4 with respect to an offering of Registrable Shares shall be subject to the condition that each Holder shall (i) conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities; (ii) advise each underwriter, broker or dealer through which any of such Registrable Shares are offered that such Registrable Shares are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act and (iii) furnish to the Purchaser the information and materials described in this Section 3(e), including an executed Securities Compliance Certificate (and an amended and restated Securities Compliance Certificate re-executed at a later date upon Purchaser’s request) which shall be delivered to Holders. Each Holder shall furnish to the Purchaser in writing such information and furnish such documents as may be reasonably required by the Purchaser in the preparation of (A) a Prospectus (or any amendment or supplement thereto) with respect to any offering of Registrable Shares and (B) any qualification of such Registrable Shares under state securities or “blue sky” laws pursuant to Section 3(a), and shall promptly notify the Purchaser of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of such Registrable Shares, of any event relating to such Holder that is required under the Securities Act to be set forth in such Prospectus (or any amendment or supplement thereto).
     4. Obligations of the Purchaser. Subject to the terms hereof, the Purchaser shall: (i) prepare and file with the SEC the Registration Statement in accordance with Section 2 hereof with respect to the Registrable Shares; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares proposed to be registered in such Registration Statement; (iii) furnish to the Holders such number of copies of the Prospectus in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to effect the offering and sale of the Registrable Shares to be offered and sold by them, but only while the Purchaser shall be required under the provisions hereof to cause the Registration Statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request in writing (provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business where it is not then so qualified or to file a general consent to service of process in any such jurisdiction where it is not then so subject to service of process); (v) notify the Holders of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration or the initiation of any proceedings for that purpose or the receipt by the Purchaser of any notification with respect to suspension of the qualification of the Registrable Shares for sale in any jurisdiction; (vi) use all reasonable commercial efforts to continue to meet the eligibility requirement set forth in General Instruction I.A for Form S-3 of the Securities Act or any successor form promulgated by the SEC and (vii), if required by the rules of the NASDAQ Global Market, file with the NASDAQ Global Market a Notification Form for Listing Additional Shares with respect to the Registrable Shares.

     5. Expenses of Registration. The Purchaser shall pay all reasonable expenses incident to its performance of or compliance with this Agreement and the registration of Registrable Shares in connection herewith, including (a) all SEC registration and filing fees, (b) all fees and expenses incurred by the Purchaser in complying with securities or “blue sky” laws, (c) all printing, messenger and delivery expenses incurred by the Purchaser and (d) all fees and disbursements of the Purchaser’s independent public accountants and counsel (all of such expenses herein referred to as “Registration Expenses”). The Registration Expenses shall not include (and the Purchaser shall not be responsible for) any legal fees of the Holders or any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Shares, which shall be borne by the Holders.
     6. Termination of Registration Rights.
          (a) The obligations of the Purchaser pursuant to this Agreement and all registration rights granted under Section 2 and Section 4 shall terminate and be of no further force and effect at the earliest of (i) the date that all of the Registrable Shares have been sold; (ii) the Registration Termination Time; or (iii) the first date on which all Registrable Shares covered by the Registration Statement shall have been disposed of pursuant to a registration statement under the Securities Act or that can be sold in any consecutive ninety (90) day period pursuant to Rule 144 without registration, the obligations of the Purchaser hereunder to the Holders shall be of no further force and effect whatsoever upon written notice of the Purchaser to the Holders. Upon termination of the Purchaser’s obligations under this Agreement, the Purchaser may withdraw the Registration Statement. Notwithstanding the termination of the Purchaser’s obligations under this Agreement, the provisions of Section 5, Section 6, Section 8 and Section 10 shall survive such termination.
          (b) Upon termination of the registration rights of all Holders under this Agreement in accordance with this Section 6, each Holder shall discontinue sales of Registrable Shares pursuant to the Registration Statement. If, pursuant to the terms of this Agreement, the Purchaser shall have given notice to a Holder of its intention to remove from registration the Registrable Shares covered by the Registration Statement that have not been sold, such Holder shall notify the Purchaser promptly upon the receipt of such notice of the number of Registrable Shares that are registered but remain unsold.
     7. Assignment of Registration Rights and Transfer of Registrable Shares. Any Holder of twelve percent (12%) or more of the Registrable Shares originally registered under the Registration Statement shall have the right to transfer its rights under this Agreement to any transferee (a “Transferee”) of Registrable Shares owned by such Holder. Any transfer of rights pursuant to this Section 7 shall be effective upon receipt by the Purchaser of (i) at least ten (10) calendar days prior written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable Shares with respect to which the rights under this Agreement are being transferred, and (ii) a written agreement from such Transferee to be bound by the terms of this Agreement. In the event of any such transfer, the Purchaser shall notify the transferring Holder whether such transfer would require a suspension of the Registration Statement under applicable U.S. securities laws. If the Purchaser notifies the transferring Holder that the transfer requires such a suspension, the Purchaser shall so notify all other Holders and shall, subject to Section 3 above, take such actions as are reasonably necessary to amend the Registration Statement or to otherwise reinstate the effectiveness of the Registration Statement, and such Holders agree to suspend offers and sales under the Registration Statement until such time as the Company notifies the Holders in writing that the Registration Statement, as amended or supplemented, is effective or otherwise available for further offers and sales of Registrable Shares; provided, however, that the Purchaser shall not be obligated to reinstate the effectiveness of the Registration Statement until such time as the transfers to all Transferees are effective in accordance with this Section 7; provided, further, that the Purchaser shall have no obligation to file a post-effective amendment to the Registration Statement more than twice prior to the Registration Termination Time or more than once in any three month period. For the sole purposes of determining whether a Holder may transfer its rights under this Agreement to a Transferee pursuant to this Section 7, a Holder shall be deemed to own the aggregate number of Registrable Shares held by such Holder and any other Holder that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Holder.
     8. Indemnification and Contribution.
          (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to indemnify, to the extent permitted by law, each Holder, and if such Holder is not an individual, such Holder’s directors, officers and each person, if any, that controls a Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) to which they or any of them become subject under the Securities Act or the Exchange Act, any fraud or state securities law, or any rule or regulation promulgated thereunder, including, except as hereinafter provided, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement or a Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Purchaser shall not be liable to any Holder (i) to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon any untrue or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Purchaser by or on behalf of such Holder (directly or indirectly) for use in the preparation of the Registration Statement or such Prospectus, (ii) if a copy of any Prospectus relating to the Registration Statement was not sent or given by or on behalf of such Holder to a purchaser of the Holder’s Registrable Shares, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Shares to such purchaser, and if such Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense and a copy of such Prospectus was delivered or made available to such Holder, or (iii) to the extent such loss, claim, damage, liability or expense arises out of or is based upon a purported transfer of Registrable Shares at a time when attempted sales of the Registrable Shares pursuant to the Registration Statement have been prohibited, including pursuant to Section 3; provided, further, that the indemnity contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld).

          (b) Subject to the terms and conditions of this Agreement, each Holder, severally and not jointly, will indemnify, to the extent permitted by law, the Purchaser, its directors, officers, employees and agents and each Person who controls the Purchaser (within the meaning of the Securities Act) and each other Holder against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) to which they or any of them become subject under the Securities Act or the Exchange Act, any fraud or state securities law, or any rule or regulation promulgated thereunder, including, except as hereinafter provided, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement or a Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent (and only to the extent) that such loss, claim, damage, liability and expense occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the liability of each Holder hereunder shall not in any event exceed the gross proceeds received by such Holder pursuant to such registration; provided, further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). The Purchaser may, in its sole discretion, seek to recover amounts that it or its directors, officers, employees and agents and control Persons may be indemnified against pursuant to this Section 8(b) either from the Escrow Fund or directly from the applicable Indemnifying Person (defined below); provided, however, that the indemnification obligations of the Holders pursuant to this Section 8(b) shall not be limited to the Escrow Fund.
          (c) Each person entitled to indemnification under this Section 8 (an “Indemnified Person”) shall give written notice to the party required to provide indemnification (the “Indemnifying Person”) promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom; provided that the Indemnified Person may participate in such defense at such Indemnified Person’s expense; provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 8 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to the entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a complete release from all liability in respect to such claim or litigation or (ii) includes an admission of fault by the Indemnified Person. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (d) If the indemnification provided for in this Section 8 from the Indemnifying Person is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Agreement, the

Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Person and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Person or Indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     9. Grant of Additional Registration Rights. Nothing in this Agreement shall limit the Purchaser’s ability to grant registration rights to other Persons and entities in the Purchaser’s sole and absolute discretion.
     10. Miscellaneous.
          (a) Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified or the observance thereof may be waived only upon the written consent of the Purchaser and the Holders who hold more than a majority of the Registrable Shares then outstanding.
          (b) Notices.
               (1) Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may, by notice so given, change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile or (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery:

(i)	if to the Purchaser to:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Shawn J. Lindquist
Telephone No.: (801) 932-7470
Facsimile No.: (801) 722-7005

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah, 84121-6928
Facsimile No.: (801) 993-6499
Attention: Robert G. O’Connor

And

Taylor Wessing
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y ODX
England
Attention: David Kent
Telephone No.: +44(0) 20 7300 7000
Facsimile No.: +44(0) 20 7300 7100

if to a Holder, at such address of such Holder as set forth on Exhibit A hereto

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
Alder Castle
10 Noble Street
London EC2V 7QJ
England
Attention: Christopher A. Grew
Telephone No.: +44(0) 20 7645 2400
Facsimile No.: +44(0) 20 7645 2424
          (c) Entire Agreement; Assignability. This Agreement, including the Schedules and Exhibits hereto, the Purchase Agreement and the documents, instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assigned by operation of law or otherwise, except by the Purchaser upon an acquisition of the Purchaser.

          (d) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware as applied to contracts made and to be performed entirely within the State of Delaware, without regard to such state’s principles of conflicts of laws. The parties to this Agreement hereby agree to submit to personal jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware.
          (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Purchaser and the Shareholders have executed or caused this Registration Rights Agreement to be executed and delivered on the date first written above.

“PURCHASER”	EXECUTED by OMNITURE, INC.

	By:	/s/ Joshua G. James

Joshua G. James
President and Chief Executive Officer
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		PAUL PHILLIPS

	By:	/s/ Paul Phillips Name: Paul Phillips
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		DAVID RICHMOND

	By:	/s/ David Richmond Name: David Richmond
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		JERUSALEM VENTURE PARTNERS
IV L.P.

	By:	/s/ Erel N. Margalit Name: Erel N. Margalit
Title:
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		JERUSALEM VENTURE PARTNERS
IV — A L.P.

	By:	/s/ Erel N. Margalit Name: Erel N. Margalit
Title:
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		JERUSALEM VENTURE PARTNERS
ENTREPRENEUR FUND IV L.P.

	By:	/s/ Erel N. Margalit Name: Erel N. Margalit
Title:
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		JERUSALEM VENTURE PARTNERS
IV (ISRAEL) L.P.

	By:	/s/ Erel N. Margalit Name: Erel N. Margalit
Title:
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ALTA BERKELEY VI CV

	By:	/s/ Bryan R. Wood Name: Bryan R. Wood
Title:
A Managing Director of
Alta Berkeley Associates B.V.
Managing General Partner
Alta Berkeley Venture Partners C.V.
General Partner
Alta-Berkeley VI CV
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ALTA-BERKELEY VI SBYS CV

	By:	/s/ Bryan R. Wood Name: Bryan R. Wood
Title:
A Managing Director of
Alta Berkeley Associates B.V.
Managing General Partner
Alta Berkeley Venture Partners C.V.
General Partner
Alta-Berkeley VI SBYS CV
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ALEX KELLEHER

	By:	/s/ Alex Kelleher Name: Alex Kelleher
As Attorney for Dr. R. F. Kelleher
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		JEREMY HARDIE

	By:	/s/ Jeremy Hardie Name: Jeremy Hardie
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		NEW SPARK MEDIA PLC

	By:	/s/ Thomas Teichman Name: Thomas Teichman
Title: Chairman
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		SOPHUS LTD

	By:	/s/ Marcus Hodgkinson Name: Marcus Hodgkinson Title: Managing Director
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		NICK FITZWILLIAMS

	By:	/s/ Nick Fitzwilliams Name: Nick Fitzwilliams
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ANTHONY DUFFY

	By:	/s/ Anthony Duffy Name: Anthony Duffy
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		DORIS ELIZABETH ZUGER

	By:	/s/ Doris Elizabeth Zuger Name: Doris Elizabeth Zuger
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		SERGIO KOSTEK

	By:	/s/ Sergio Kostek Name: Sergio Kostek
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		LEONARD NEWNHAM

	By:	/s/ Leonard Newnham Name: Leonard Newnham
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		STEPHEN PEEL

	By:	/s/ Stephen Peel Name: Stephen Peel
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		FIANN O’HAGAN

	By:	/s/ Fiann O’Hagan Name: Fiann O’Hagan
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		REZA SHAHIDI

	By:	/s/ Reza Shahidi Name: Reza Shahidi
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		GLENN MILLER

	By:	/s/ Glenn Miller Name: Glenn Miller
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ASSAF HALPERIN

	By:	/s/ Tim Brown as Attorney-in-Fact Name: Assaf Halperin
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		ANDREW HALIWELL

	By:	/s/ Andrew Haliwell Name: Andrew Haliwell
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		THE CAPITAL FUND NO. 1 L.P.

	By:	/s/ Ian F. Cameron Name: Ian F. Cameron
Title: Investment Director
[Signature Page to Registration Rights Agreement]

“SHAREHOLDER”		PATRICK TSCHORN

	By:	/s/ Patrick Tschorn Name: Patrick Tschorn
[Signature Page to Registration Rights Agreement]

EXHIBIT A
SCHEDULE OF HOLDERS

Name and Address of Holder
Alan Paul Rolleston Phillips
Alta-Berkeley VI BV
Alta-Berkeley VI SbyS CV
David Richmond
Jerusalem Venture Partners Entrepreneurs Fund IV L.P
Jerusalem Venture Partners IV A LP
Jerusalem Venture Partners IV LP
Jerusalem Venture Partners IV (Israel) L.P
Raymond F Kelleher
Andrew John Halliwell
Anthony Duffy
Assaf Halperin
Doris Elizabeth Zuger
Fiann O’Hagan
Glenn Miller
Jeremy Hardie
Dr Leonard Newnham
New Media Spark PLC
Nicholas Fitzwilliams
Patrick Tschorn
Reza Shahidi
Sergio Kostek

Sophus Limited
Stephen Peel
The Capital Fund No.1 L.P